SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-LIN TV CORP.
          GAMCO ASSET MANAGEMENT INC.
                       5/24/07           50,000            19.2765
                       5/23/07          133,700            19.5262
                       5/23/07            5,000            19.2800
                       5/23/07              600-           19.6417
                       5/23/07              600            19.4500
                       5/23/07            5,000-           19.5573
                       5/23/07              501-             *DO
                       5/22/07            1,000            19.4300
                       5/22/07            1,000            19.4200
                       5/22/07            1,200            19.3200
                       5/22/07            1,000            19.4320
           GABELLI FUNDS, LLC.
               GABELLI ASSET FUND
                       5/23/07          100,000            19.5997

                       5/22/07              500            19.0500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.